UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2017

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 5, 2017, Proteostasis Therapeutics, Inc.’s VP, Finance and Principal Accounting Officer, Brett Hagen, provided notice of his resignation from the Company, effective December 31, 2017, for personal reasons.

(c) On December 7, 2017, the Board of Directors of the Company elected Helen M. Boudreau, the Company’s Chief Financial Officer and Treasurer, as the Company’s Principal Accounting Officer.

Ms. Boudreau, age 51, has been our Chief Financial Officer and Treasurer since July 2017. Ms. Boudreau served on our Board of Directors from February 2016 to July 2017. Prior to joining the Company, Ms. Boudreau served as the Chief Financial Officer of FORMA Therapeutics, Inc. from 2014 to 2017. From 2008 to 2014, Ms. Boudreau worked at Novartis in a variety of senior roles, including Chief Financial Officer of Novartis Corporation, the U.S. corporate arm of Novartis AG (NYSE: NVS), Vice President of Investor Relations, and Vice President and Chief Financial Officer for Novartis Oncology, a global business unit. Before joining Novartis, Ms. Boudreau worked at Pfizer, Inc. (NYSE: PFE), where she served in multiple leadership positions, including Vice President of Finance, Customer Business Unit and Commercial Operations, Vice President of Finance, Research and Development, and the Senior Director of Financial Planning and Strategic Analysis. Prior to Pfizer, Ms. Boudreau held strategic and operational roles at Yum Brands/PepsiCo., McKinsey & Company, and Bank of America. Ms. Boudreau received a B.A. in Economics from the University of Maryland and an M.B.A. from the Darden School at the University of Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer